EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of ISTA Pharmaceuticals, Inc.:

(1)	Registration Statement (Form S-3 No. 333-82726),

(2)	Registration Statement (Form S-3 No. 333-90994),

(3)	Registration Statement (Form S-3 No. 333-101120),

(4)	Registration Statement (Form S-3 No. 333-103820),

(5)	Registration Statement (Form S-3 No. 333-114815),

(6)	Registration Statement (Form S-3 No. 333-135799),

(7)	Registration Statement (Form S-3 No. 333-144344),

(8)	Registration Statement (Form S-3 No. 333-144345),

(9)	Registration Statement (Form S-3 No. 333-154713),

(10)	Registration Statement (Form S-3 No. 333-155187),

(11)	Registration Statements (Form S-8 Nos. 333-56042),

(12)	Registration Statements (Form S-8 No.333-103281),

(13)	Registration Statements (Form S-8 No 333-103276),

(14)	Registration Statements (Form S-8 No 333-103279),

(15)	Registration Statements (Form S-8 No 333-104434),

(16)	Registration Statements (Form S-8 No 333-119910),

(17)	Registration Statements (Form S-8 No 333-123026),

(18)	Registration Statements (Form S-8 No 333-129036),

(19)	Registration Statements (Form S-8 No 333-131793),

(20)	Registration Statements (Form S-8 No 333-138204),

(21)	Registration Statements (Form S-8 No 333-140577),

(22)	Registration Statements (Form S-8 No 333-149621),

(23)	Registration Statement (Form S-8 No. 333-160348),

(24)	Registration Statement (Form S-8 No. 333-164357),

(25)	Registration Statement (Form S-8 No. 333-164358),

of our report dated February 17, 2009, with respect to the consolidated financial statements and schedule of ISTA Pharmaceuticals, Inc, included in this Annual Report (Form 10-K) of ISTA Pharmaceuticals, Inc. for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Irvine, California

February 25, 2011